EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Remote Dynamics, Inc.
Richardson, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 30, 2004, relating to the consolidated financial statements and schedule of Remote Dynamics, Inc. appearing in the Company’s Annual Report on Form 10-K for the ten-month period ended June 30, 2004 and the two-month period ended August 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Seidman, LLP
Dallas, Texas

November 23, 2004